Exhibit 5.1

Our ref:	AMCK/1062033/0004/435006v1

11 July 2022

G Medical Innovations Holdings Ltd.

PO Box 10008, Willow House

Cricket Square, Grand Cayman

KY1-1001

Cayman Islands

Dear Sirs

G Medical Innovations Holdings Ltd. (the “Company”)

We have acted as Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 to be filed with the United States Securities and Exchange Commission (the “Commission”) on or about the date of this Opinion (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act 1933, as amended (the “Securities Act”) through which the Company may periodically offer, in one or more offerings, up to the aggregate amount of US$50,000,000, of:

i.	ordinary shares of par value US$0.09 each in the Company (the “Ordinary Shares”);
ii.	warrants to subscribe for Ordinary Shares (the “Warrants”); or
iii.	units consisting of a combination of such Ordinary Shares and Warrants (the “Units”), (collectively, the “Securities”).

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the commercial terms or veracity of any representations or warranties given in or in connection with any of the documents set out in Section 2.

In giving this Opinion we have reviewed originals, copies, drafts, and certified copies of the documents set out in Section 2. This Opinion is given on the basis that the assumptions set out in Section 3 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Section 4.

Carey Olsen Singapore LLP (Registration No. T15LL1127K) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A)

1.	Opinions

We are of the opinion that:

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing as of the date of the Certificate of Good Standing (as defined below) under the laws of the Cayman Islands.

(b)	Upon the due issuance of the Ordinary Shares pursuant to the Registration Statement and relevant Issuance Documents (as defined below) and duly recorded in the Company’s register of members, and payment of the consideration therefor, such Ordinary Shares will be validly issued, fully paid and non- assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

(c)	Upon the due issuance of (i) Warrants and/or (ii) Units pursuant to the Registration Statement and relevant Issuance Documents (as defined below), and payment of the consideration therefor, such Warrants and/or Units will be validly issued and (except in the case of any Ordinary Shares forming part of a Unit) will constitute valid and binding obligations of the Company.

2.	Documents Reviewed

The documents listed in this Section 2 are the only documents and/or records we have examined and relied upon and the only searches and enquiries we have carried out for the purposes of this Opinion.

(d)	The certificate of incorporation dated 21 August 2014 and the certificate of incorporation on change of name of the Company dated 28 December 2016, the amended and restated memorandum and articles of association (the “Memorandum and Articles”) as adopted on 25 March 2021, and the Register of Directors, in each case, of the Company.

(e)	A certificate of good standing relating to the Company issued by the Registrar of Companies of the Cayman Islands (the “Registrar”) dated 13 May 2022 (the “Certificate of Good Standing”).

(f)	The Registration Statement.

(g)	The signed written resolutions of the board of directors of the Company dated 11 July 2022 (the “Resolutions”).

3.	Assumptions

We have assumed: (a) the authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined; (b) that where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen; (c) the Resolutions were signed by all of the directors of the Company in the manner prescribed in the Memorandum and Articles. The Resolutions were duly adoped, remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way; (d) the Memorandum and Articles remain in full force and effect and are unamended; (e) that all necessary corporate action will be taken in accordance with applicable law and the Memorandum and Articles to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive prospectus supplement, warrant agreements, unit agreements or similar agreements in respect of such issuance (the “Issuance Documents”) will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (f) the full power (including both capacity and authority), legal right and good standing of each of the parties to the Issuance Documents to execute, date, unconditionally deliver and perform their obligations under the Issuance Documents; (g) that the applicable Issuance Documents relating to any Securities to be offered and sold will constitute legal, valid and binding obligations, enforceable in accordance with their terms; (h) that there is no contractual or other obligation, prohibition or restriction (other than arising by operation of the laws of the Cayman Islands or as set out in the Memorandum and Articles) which may limit the Company’s ability to enter into or perform its obligations under the Issuance Documents; (i) that the issuance and sale of and payment for the Securities will be in accordance with the applicable Issuance Documents duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (j) that upon issue of any Securities to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (k) that the Company will issue the Securities in furtherance of its objects as set out in the Memorandum and Articles; (l) that the Company will have sufficient authorised but unissued share capital to effect the issue of any of the Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (m) none of the Securities has been or will be offered or issued to residents of the Cayman Islands; (n) the Company is, and after the allotment (where applicable) and issuance of any Securities will be, solvent (both on a “going concern” and “balance sheet” basis); (o) that no party is aware of any improper purpose for the issue of the Securities; (p) no law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion; (q) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the Commission; (r) that the Registration Statement (or any prospectus contained therein), when published, will be in substantially the same form as that examined by us for purposes of this Opinion; (s) that the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction that are or could be material to the matters considered in the Opinions, and that no steps have been taken to wind up, liquidate, strike-off or otherwise dissolve the Company and that no receiver or other similar person has been appointed in respect of the Company’s affairs; and (t) the Ordinary Shares and warrants that are subject of the Issuance Documents, when issued, will be free and clear of all liens or other encumbrances (including any pre-emption rights or rights of first refusal).

4.	Qualifications

This Opinion is subject to the following qualifications:

(a)	The register of members of a Cayman Islands company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Ordinary Shares is effective until the register of members is updated accordingly. However, an entry in the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

(b)	Any issue of Ordinary Shares that takes place after the commencement of the winding up of the Company is void unless consented to by the liquidator (in the case of a voluntary winding up of the Company) or the courts of the Cayman Islands (in the case of a court-supervised winding up of the Company).

(c)	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar within the time frame prescribed by law.

We express no opinion in respect of the enforceability of any provision in the Registration Statement and any applicable Issuance Documents which purports to fetter the statutory powers of the Company.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the current law and practice in the Cayman Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the Cayman Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion.

We are furnishing this Opinion as exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

Carey Olsen Singapore LLP